UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 10, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2023, Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) at which the holders of the Company’s common stock, upon the recommendation of the Company’s Board of Directors (the “Board”), approved a proposal to amend and restate the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board over a three-year period such that directors elected beginning at the Company’s 2024 annual meeting of stockholders and at each subsequent annual meeting will be elected to one-year terms, and the Board will be fully declassified following the Company’s 2026 annual meeting of stockholders.

On May 10, 2023, the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) giving effect to such amendments was filed with the Secretary of State of the State of Delaware, and it became effective on such date.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 10, 2023, the Company held the Meeting at its offices in Houston, Texas. Of the 101,416,965 shares of common stock outstanding and entitled to vote as of the record date, 79,951,370 shares, or approximately 78.83%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of each of Patrice Douglas and Neal P. Goldman as a Class II director to hold office until the Company’s annual meeting of stockholders in 2026 and until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal; (2) the compensation of the Company’s executive officers; (3) holding future advisory votes on executive compensation on an annual basis; (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2023; and (5) amendments set forth in the Restated Certificate to declassify the Board on a phased-in basis.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For		Votes Cast Against
	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
1. Election of Class II Directors
Patrice Douglas	70,072,103	99.74%	176,315	0.25%	378,735	9,324,217
Neal P. Goldman	61,636,441	87.48%	8,819,434	12.51%	171,278	9,324,217
2. Advisory Approval of Executive Compensation	69,269,852	98.35%	1,159,826	1.64%	197,475	9,324,217
3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation						9,324,217
Every Year	70,370,073	99.73%	—	—	—	—
Every Two Years	17,918	0.02%	—	—	—	—
Every Three Years	168,523	0.23%	—	—	—	—
Abstain	—	—	—	—	70,639	—
4. Ratification of Deloitte & Touche LLP as Independent Auditors for 2023	78,308,321	98.07%	1,537,408	1.92%	105,641	—

	Votes Cast For		Votes Cast Against
	Number	% of Shares Out- standing	Number	% of Shares Out- standing	Abstain	Broker Non-Votes
5. Approve Amendments in the Restated Certificate to Declassify the Board	70,501,616	69.51%	29,041	0.02%	96,496	9,324,217

The Board is currently comprised of seven members, and the terms of the following incumbent directors continued after the Meeting:

Benjamin C. Duster, IV

John H. Hollowell

Patrick Carey Lowe

Adam C. Peakes

Bernie Wolford, Jr.

In light of the results of the advisory vote of the stockholders on the frequency of future advisory stockholder votes on executive compensation as reported above, the Board has determined that the Company will hold an advisory vote every year to approve the compensation of the named executive officers of the Company, until the next stockholder advisory vote on the frequency of future advisory stockholder votes on executive compensation.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Diamond Offshore Drilling, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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